2009 Long-Term Incentive Award Plan of
Walter Investment Management Corp.
Restricted Stock Unit Award Agreement

1 2009 Long-Term Incentive Award Plan of
Walter Investment Management Corp.
Restricted Stock Unit Award Agreement
You have been selected to receive a grant of Restricted Stock Units (“RSUs”) pursuant to the 2009 Long-Term Incentive Award Plan of Walter Investment Management Corp. (the “Plan”) as specified below:
Participant: Denmar Dixon
Date of Grant: January 22, 2010
Number of RSUs Granted: 110,000
Settlement Date: January 22, 2013
Vesting Schedule: The RSUs shall vest according to the following schedule:

Date on Which RSUs Vest	Number of RSUs Vested	Cumulative Number of RSUs Vested
January 22, 2011	One-Third	One-Third (36,667)
January 22, 2012	One-Third	Two-Thirds (36,667)
January 22, 2013	One-Third	100% (36,666)
THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of RSUs by Walter Investment Management Corp., a Maryland corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Plan provides a complete description of the terms and conditions governing the grant of RSUs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.	Employment With the Company. Except as may otherwise be provided in Section 5 or 6, the RSUs granted hereunder are granted on the condition that the Participant remains an employee of the Company from the Date of Grant through (and including) the Settlement Date.

This grant of RSUs shall not confer any right to the Participant (or any other Participant) to be granted RSUs or other Awards in the future under the Plan.

2.	Timing of Payout. Payout of all RSUs shall occur as soon as administratively feasible after the earlier of the Settlement Date, the Participant’s death or Retirement, or a Change in Control unless a Participant irrevocably elects to voluntarily defer the payout of RSUs to a specific date or event as approved by the Compensation Committee and in compliance with 409A.

3.	Form of Payout. Vested RSUs will be paid out solely in the form of shares of stock of the Company.

4.	Voting Rights and Dividend Equivalents. Until such time as the RSUs are paid out in shares of Company stock, the Participant shall not have voting rights. However, the Company will pay Dividend Equivalents on the RSUs, in the form of cash at such time as dividends are paid on the Company’s outstanding shares of Common Stock.

5.	Termination of Employment.
(a)	By Death. In the event the employment of the Participant with the Company is terminated by reason of Death prior to becoming partially or fully vested without restriction in all or a portion of the RSUs, Participant shall become immediately fully vested without restriction in all RSUs granted pursuant to this Agreement.

(b)	By Disability, Constructive Termination, or Retirement. In the event the employment of the Participant with the Company is terminated by reason of Disability, Constructive Termination or Retirement prior to becoming partially or fully vested without restriction in all or a portion of the RSUs, Participant shall become immediately fully vested without restriction in all RSUs granted pursuant to this Agreement.

For purposes of this Agreement, (a) Disability shall mean (i) Participant’s inability or failure to perform Participant’s duties for a period of ninety (90) consecutive days or a total of one hundred twenty (120) days during any twelve (12) month period due to any physical or mental illness or impairment, or (ii) a determination by a medical doctor chosen by the Company to the effect that Participant is substantially unable to perform Participant’s duties due to any physical or mental illness or impairment; (b) Retirement shall mean, Participant’s voluntary termination of employment after such time as either, Participant has reached the age of 60, or the sum of Participant’s age and years of service with the Company (inclusive of years served with any predecessor or successor companies to the Company) exceeds 70; provided that, in either case, Participant provides the Company with at least 6 months written notice of Participant’s intention to retire, or such lesser time as the Company may agree; and (c) Constructive Termination shall mean, without Participant’s written consent: (i) a material failure of the Company to comply with the provisions of Participant’s employment contract, (ii) a material diminution of Participant’s position (including status, offices, title and reporting relationships), duties or responsibilities or pay, or (iii) the forced relocation of Participant’s primary job location more than 50 miles from the Company’s Tampa, Florida location; provided however, that any isolated, insubstantial or inadvertent change, condition, failure or breach described under subsections (i) — (iii) above which is not taken in bad faith and is remedied by the Company promptly after the Company’s actual receipt of notice from Participant as provided in Participant’s employment contract shall not constitute Constructive Termination. Moreover, for purposes of this Agreement, a material diminution in pay or responsibility shall not be deemed to have occurred if: (i) the amount of Participant’s bonus fluctuates due to performance considerations under the Company’s executive incentive plan or other Company incentive plan applicable to Participant and in effect from time to time, (ii) Participant is transferred to a position of comparable responsibility, status, title, office and compensation within the Company, or (iii) Participant experiences a reduction in salary that is relatively comparable to reductions imposed upon all senior executives in the Company.

(c)	For Cause. In the event the employment of the Participant with the Company is involuntarily terminated for Cause, all vested and unvested RSUs shall be forfeited.

For purposes of this Agreement, Cause means the Participant’s:

(d)	(i) conviction of, or plea of guilty or nolo contendere to, a felony arising from any act of fraud, embezzlement or willful dishonesty in relation to the business or affairs of the Company, or (ii) conviction of, or plea of guilty or nolo contendere to, any other felony which is materially injurious to the Company or its reputation or which compromises Participant’s ability to perform Participant’s job function, and/or act as a representative of the Company, or (iii) a willful failure to attempt to substantially perform Participant’s duties (other than any such failure resulting from Participant’s Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that Participant has not attempted to substantially perform such duties, and Participant has failed to remedy the situation, to the extent possible, within fifteen (15) business days of such written notice from the Company or such longer time as may be reasonably required to remedy the situation, but no longer than forty-five (45) calendar days. For purposes of this definition, no act or failure to act on Participant’s part shall be considered to be Cause if done, or omitted to be done, by Participant in good faith and with the reasonable belief that the action or omission was in the best interests of, or were not, in fact, materially detrimental to, the Company or a Company subsidiary.

(e)	For Other Reasons. Subject to the Compensation and Human Resource Committee’s (the “Committee”) discretion, if the employment of the Participant shall terminate for any reason other than the reasons set forth in this Section 5(a) through 5(c) herein, the Participant shall forfeit the unvested portion of the RSU Award.
6.	Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company and prior to the Participant’s termination of employment, the Participant shall become immediately fully vested without restriction in all RSUs granted pursuant to this Agreement. For purposes of this Agreement, Change in Control shall mean, a change of ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. 1.409A-3(i)(5).
7.	Restrictions on Transfer. Unless and until actual shares of stock of the Company are received upon payout, RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan.
8.	Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of RSUs subject to this Agreement shall be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

9.	Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
10.	Continuation of Employment. This Agreement shall not confer upon the Participant any right to continue employment with the Company or its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.
11.	Miscellaneous.
(a)	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.
(b)	The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.
(c)	The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold and sell shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld.

The Company shall have the power and the right to deduct or withhold from the Participant’s compensation, or require the Participant to remit to the Company, an amount sufficient to satisfy the minimum statutory required withholding for federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any payout to the Participant under this Agreement.
(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.
(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(f)	All obligations of the Company under the Plan and this Agreement, with respect to the RSUs, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Maryland.

(h)	To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(i)	Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such addresses as one party may subsequently furnish to the other party in writing.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

Walter Investment Management Corp.
By:

ATTEST:

Participant
Participant’s name and address: